Exhibit 99.1

ChinaCast Education Corporation Announces Acquisition of Remaining Interest in the Foreign Trade and Business College

BEIJING, Aug. 11, 2009 -- ChinaCast Education Corporation (the “Company” or “ChinaCast”) (Nasdaq:CAST), a leading for-profit, post-secondary and e-learning services provider in China, today announced it has entered into a definitive agreement to purchase the remaining 20% interest in The Foreign Trade and Business College (“FTBC”) of Chongqing Normal University for $17.6 million. The Company will also pay an additional $2.3 million for a one-time profit distribution bringing the total purchase price to $19.9 million. On April 21, 2008, ChinaCast consummated the acquisition of 80% of Hai Lai Education Technology Limited (“Hai Lai”), the holding company which owns 100% of FTBC, for a total cash consideration of $65.8 million.

Based on the terms of the agreement, ChinaCast will pay 50% of the consideration within 10 days of signing in return for 20% of the remaining interest of the holding company of FTBC. The balance of 50% of the consideration will be paid by ChinaCast within 5 days after the registration of the transfer of ownership with the authorities. The portion of FTBC’s EBITDA attributable to this acquisition is annualized to be US$2.1 million, based on 2Q09 results, and will be consolidated with the Company’s financial results starting in the third quarter of 2009.

“Acquiring the remaining interest of our existing university is another step in our strategy to become a leader in the for-profit, post-secondary education sector in China,” said Ron Chan, ChinaCast Chairman and CEO. “We are very pleased that that we will be able to close this acquisition to be accretive to our third quarter 2009 financials. Our plans are to expand the university’s offerings by increasing degree and non-degree course offerings as well as to develop international higher education partnerships. Our balance sheet remains strong as we plan to acquire additional universities in the future to further broaden our curriculum and geographic coverage throughout China.”

About The Foreign Trade and Business College of Chongqing Normal University

FTBC was established by private investors in 2002 as an independent college affiliated with Chongqing Normal University and is located in the southwest city of Chongqing, China’s largest municipality in terms of area and population. The college offers four-year bachelor’s degree and two-year diploma programs in finance, economics, trade, tourism, advertising, IT, music and foreign languages, all of which are fully accredited by the Ministry of Education. FTBC’s campus has over 132 acres of land and 900 faculty and staff. For the academic year starting September 2008, FTBC had over 11,000 students enrolled and has an on-campus capacity of 15,000 students which it expects to reach as early as 2011.

About ChinaCast Education Corporation

Established in 1999, ChinaCast Education Corporation is a leading for-profit, post-secondary education and e-learning services provider in China. The Company provides its post-secondary degree programs through its 80% ownership in the holding company of the Foreign Trade and Business College (or “FTBC”) of Chongqing Normal University. FTBC offers career-oriented bachelor’s degree and diploma programs in business, economics, trade, tourism management, advertising, language, IT and music. These degree and diploma programs are fully accredited by the PRC Ministry of Education. The Company provides its e-learning services to post-secondary institutions, K-12 schools, government agencies and corporate enterprises via its nationwide satellite broadband network. These services include interactive distance learning applications, multimedia education content delivery, English language training and vocational training courses. The company is listed on the NASDAQ with the ticker symbol CAST.

Safe Harbor Statement

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements express our current expectations or forecasts of possible future results or events, including projections of future performance, statements of management’s plans and objectives, future contracts, and forecasts of trends and other matters. These projections, expectations and trends are dependent on certain risks and uncertainties including such factors, among others, as growth in demand for education services, smooth and timely implementation of new training centers and other risk factors listed in the Company’s Annual Report on Form 10K for the fiscal year ended December 31, 2008. Forward-looking statements speak only as of the date of this filing, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. You can identify these statements by the fact that they do not relate strictly to historic or current facts and often use words such as “anticipate,” “estimate,” “expect,” “believe,” “will likely result,” “outlook,” “project” and other words and expressions of similar meaning. No assurance can be given that the results in any forward-looking statements will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.

Contact:

ChinaCast Education Corporation
Michael J. Santos, Chief Marketing Officer
+1-347-482-1588
mjsantos@chinacasteducation.com
www.chinacasteducation.com

HC International
Ted Haberfield, Executive Vice President
+1-760-755-2716
thaberfield@hcinternational.net